INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2025 RESULTS
— — —
GAAP DILUTED EPS OF $0.59, ADJUSTED1 EPS OF $0.57
GAAP NET REVENUES OF $1,655 MILLION, ADJUSTED NET REVENUES OF $1,610 MILLION
GREENWICH, CT, October 16, 2025 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended September 30, 2025.
Reported diluted earnings per share were $0.59 for the current quarter and $0.57 as adjusted. For the year-ago quarter, reported diluted earnings per share2 were $0.42 and $0.40 as adjusted.
Reported net revenues were $1,655 million for the current quarter and $1,610 million as adjusted. For the year-ago quarter, reported net revenues were $1,365 million and $1,327 million as adjusted.
Reported income before income taxes was $1,312 million for the current quarter and $1,267 million as adjusted. For the year-ago quarter, reported income before income taxes was $909 million and $871 million as adjusted.
Financial Highlights
(All comparisons are to the year-ago quarter.)
•	Commission revenue increased 23% to $537 million on higher customer trading volumes. Customer trading volume in stocks and options increased 67% and 27%, respectively, while futures decreased 7%.

•	Net interest income increased 21% to $967 million on stronger securities lending activity and higher average customer margin loans and customer credit balances.

•	Other fees and services decreased 8% to $66 million, led by a decrease of $12 million in risk exposure fees, which was partially offset by a $3 million increase in FDIC sweep fees.

•
Execution, clearing and distribution fees decreased 21% to $92 million, driven by lower regulatory fees, as the SEC Section 31 transaction fee rate was reduced to zero on May 14, 2025, and greater capture of liquidity rebates from certain exchanges due to higher trading volumes in stocks and options.

•
General and administrative expenses decreased 59% to $62 million, driven primarily by the non-recurrences of $88 million related to legal and regulatory matters and of $12 million related to the consolidation of our European subsidiaries; partially offset by an increase of $10 million in advertising expenses.

•	Pretax profit margin for the current quarter was 79% both as reported and as adjusted. For the year-ago quarter, pretax margin was 67% as reported and 66% as adjusted.

•	Total equity of $19.5 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.08 per share. This dividend is payable on December 12, 2025, to shareholders of record as of December 1, 2025.

1 See the reconciliation of non-GAAP financial measures starting on page 10.
2 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

Business Highlights
(All comparisons are to the year-ago quarter.)
•	Customer accounts increased 32% to 4.13 million.
•	Customer equity increased 40% to $757.5 billion.
•	Total DARTs[3] increased 34% to 3.62 million.
•	Customer credits increased 33% to $154.8 billion.
•	Customer margin loans increased 39% to $77.3 billion.

Other Items
Other income increased 52% to $85 million. This increase is comprised mainly of $42 million related to our investing activities, partially offset by a $21 million lower gain related to our currency diversification.
In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $33 million, as the U.S. dollar value of the GLOBAL decreased by approximately 0.25%. The effects of the currency diversification strategy are reported as components of (1) Other Income (gain of $4 million) and (2) Other Comprehensive Income (loss of $37 million).
Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, October 16, 2025, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at
https://register-conf.media-server.com/register/BIac68f27184924c038fe4a9b3e32b300f to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc. (NASDAQ: IBKR) is a member of the S&P 500. Its affiliates provide automated trade execution and custody of securities, commodities, foreign exchange, and forecast contracts around the clock on over 160 markets in numerous countries and currencies from a single unified platform to clients worldwide. We serve individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation have enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Interactive Brokers has consistently earned recognition as a top broker, garnering multiple awards and accolades from respected industry sources such as Barron's, Investopedia, Stockbrokers.com, and many others.

3 Daily average revenue trades (DARTs) are based on customer orders.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.
For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
	(in millions, except share and per share data)

Revenues:
Commissions	$537	$435	$1,567	$1,220
Other fees and services	66	72	206	199
Other income	85	56	192	38
Total non-interest income	688	563	1,965	1,457

Interest income	2,101	1,888	5,710	5,476
Interest expense	(1,134)	(1,086)	(3,113)	(3,135)
Total net interest income	967	802	2,597	2,341
Total net revenues	1,655	1,365	4,562	3,798

Non-interest expenses:
Execution, clearing and distribution fees	92	116	329	332
Employee compensation and benefits	156	145	473	436
Occupancy, depreciation and amortization	24	26	72	77
Communications	11	9	32	29
General and administrative	62	153	185	255
Customer bad debt	(2)	7	-	14
Total non-interest expenses	343	456	1,091	1,143

Income before income taxes	1,312	909	3,471	2,655
Income tax expense	126	75	315	217

Net income	1,186	834	3,156	2,438
Net income attributable to noncontrolling interests	923	650	2,456	1,900

Net income available for common stockholders	$263	$184	$700	$538

Earnings per share[1]:
Basic	$0.59	$0.42	$1.59	$1.25
Diluted	$0.59	$0.42	$1.58	$1.24

Weighted average common shares outstanding[1]:
Basic	444,060,813	435,031,964	439,434,716	431,410,388
Diluted	446,528,983	438,145,440	442,507,940	435,096,780

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$263	$184	$700	$538
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(10)	39	97	11
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	(10)	39	97	11
Comprehensive income available for common stockholders	$253	$223	$797	$549

Comprehensive earnings per share[1]:
Basic	$0.57	$0.51	$1.81	$1.27
Diluted	$0.57	$0.51	$1.80	$1.26

Weighted average common shares outstanding[1]:
Basic	444,060,813	435,031,964	439,434,716	431,410,388
Diluted	446,528,983	438,145,440	442,507,940	435,096,780

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$923	$650	$2,456	$1,900
Other comprehensive income - cumulative translation adjustment	(28)	114	278	30
Comprehensive income attributable to noncontrolling interests	$895	$764	$2,734	$1,930

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			September 30, 2025	December 31, 2024
			(in millions)

Assets
Cash and cash equivalents			$5,128	$3,633
Cash - segregated for regulatory purposes			48,784	36,600
Securities - segregated for regulatory purposes			38,691	27,846
Securities borrowed			11,568	5,369
Securities purchased under agreements to resell			8,524	6,575
Financial instruments owned, at fair value			3,127	1,924
Receivables from customers, net of allowance for credit losses			77,588	64,432
Receivables from brokers, dealers and clearing organizations			4,773	2,196
Other assets			2,039	1,567
Total assets			$200,222	$150,142

Liabilities and equity

Liabilities
Short-term borrowings			$10	$14
Securities loaned			27,031	16,248
Securities sold under agreements to repurchase			894	-
Financial instruments sold but not yet purchased, at fair value			499	293
Other payables:
Customers			149,442	115,343
Brokers, dealers and clearing organizations			1,541	476
Other payables			1,325	1,171
			152,308	116,990
Total liabilities			180,742	133,545

Equity
Stockholders' equity			5,106	4,280
Noncontrolling interests			14,374	12,317
Total equity			19,480	16,597
Total liabilities and equity			$200,222	$150,142

	September 30, 2025		December 31, 2024[1]
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	445,405,584	26.3%	435,726,456	25.8%
Noncontrolling interests (IBG Holdings LLC)	1,250,737,416	73.7%	1,254,573,416	74.2%

Total IBG LLC membership interests	1,696,143,000	100.0%	1,690,299,872	100.0%

1 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

EXECUTED ORDER VOLUMES:
(in 000's, except %)

	Customer	%	Principal	%	Total	%
Period	Orders	Change	Orders	Change	Orders	Change
2022	532,064		26,966		559,030
2023	483,015	(9%)	29,712	10%	512,727	(8%)
2024	661,666	37%	63,348	113%	725,014	41%

3Q2024	171,620		17,722		189,342
3Q2025	229,635	34%	30,659	73%	260,294	37%

2Q2025	220,215		28,372		248,587
3Q2025	229,635	4%	30,659	8%	260,294	5%

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	908,415		207,138		330,035,586
2023	1,020,736	12%	209,034	1%	252,742,847	(23%)
2024	1,344,855	32%	218,327	4%	307,489,711	22%

3Q2024	344,540		56,825		72,117,770
3Q2025	428,524	24%	52,233	(8%)	119,250,686	65%

2Q2025	393,051		64,271		96,450,620
3Q2025	428,524	9%	52,233	(19%)	119,250,686	24%
CUSTOMER
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	873,914		203,933		325,368,714
2023	981,172	12%	206,073	1%	248,588,960	(24%)
2024	1,290,770	32%	214,864	4%	302,040,873	22%

3Q2024	330,173		56,078		70,751,412
3Q2025	418,389	27%	51,936	(7%)	118,307,826	67%

2Q2025	382,195		63,918		95,276,485
3Q2025	418,389	9%	51,936	(19%)	118,307,826	24%
PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2022	34,501		3,205		4,666,872
2023	39,564	15%	2,961	(8%)	4,153,887	(11%)
2024	54,085	37%	3,463	17%	5,448,838	31%

3Q2024	14,367		747		1,366,358
3Q2025	10,135	(29%)	297	(60%)	942,860	(31%)

2Q2025	10,856		353		1,174,135
3Q2025	10,135	(7%)	297	(16%)	942,860	(20%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

CUSTOMER STATISTICS

Year over Year	3Q2025	3Q2024	% Change
Total Accounts (in thousands)	4,127	3,120	32%
Customer Equity (in billions)[1]	$757.5	$541.5	40%

Total Customer DARTs (in thousands)	3,616	2,703	34%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.70	$2.83	(5%)
Cleared Avg. DARTs per Account (Annualized)	195	198	(2%)

Consecutive Quarters	3Q2025	2Q2025	% Change
Total Accounts (in thousands)	4,127	3,866	7%
Customer Equity (in billions)[1]	$757.5	$664.6	14%

Total Customer DARTs (in thousands)	3,616	3,552	2%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.70	$2.65	2%
Cleared Avg. DARTs per Account (Annualized)	195	206	(5%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissio

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
	(in millions)
Average interest-earning assets
Segregated cash and securities	$81,906	$61,813	$75,934	$61,000
Customer margin loans	70,805	54,647	65,380	51,240
Securities borrowed	9,037	6,241	6,995	5,836
Other interest-earning assets	16,037	11,678	14,784	10,949
FDIC sweeps[1]	5,962	4,330	5,329	4,071
	$183,747	$138,709	$168,422	$133,096

Average interest-bearing liabilities
Customer credit balances	$141,763	$106,865	$130,262	$103,028
Securities loaned	20,691	14,258	18,007	13,227
Other interest-bearing liabilities	361	1	160	1
	$162,815	$121,124	$148,429	$116,256

Net interest income
Segregated cash and securities, net[2]	$786	$763	$2,205	$2,267
Customer margin loans[3]	821	787	2,305	2,220
Securities borrowed and loaned, net	133	16	204	67
Customer credit balances, net[3]	(945)	(936)	(2,619)	(2,711)
Other net interest income1/4	204	196	559	550
Net interest income[4]	$999	$826	$2,654	$2,393

Net interest margin ("NIM")	2.16%	2.37%	2.11%	2.40%

Annualized yields
Segregated cash and securities	3.81%	4.91%	3.88%	4.96%
Customer margin loans	4.60%	5.73%	4.71%	5.79%
Customer credit balances	2.64%	3.48%	2.69%	3.51%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Net interest income on "Segregated cash and securities, net" for the nine months ended September 30, 2025, excludes approximately $26 million of interest income, recorded in the consolidated statements of comprehensive income, related to taxes withheld at source in prior periods which was determined to be fully refundable.

[3]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[4]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and nine months ended September 30, 2025 and 2024, $10 million, $27 million, $7 million, and $20 million were reported in other fees and services, respectively. For the three and nine months ended September 30, 2025 and 2024, $22 million, $56 million, $17 million, and $32 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$1,655	$1,365	$4,562	$3,798

Non-GAAP adjustments
Currency diversification strategy, net	(4)	(25)	(19)	(3)
Mark-to-market on investments[2]	(41)	(13)	(57)	38
Total non-GAAP adjustments	(45)	(38)	(76)	35
Adjusted net revenues	$1,610	$1,327	$4,486	$3,833

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$1,312	$909	$3,471	$2,655

Non-GAAP adjustments
Currency diversification strategy, net	(4)	(25)	(19)	(3)
Mark-to-market on investments[2]	(41)	(13)	(57)	38
Total non-GAAP adjustments	(45)	(38)	(76)	35
Adjusted income before income taxes	$1,267	$871	$3,395	$2,690

Adjusted pre-tax profit margin	79%	66%	76%	70%

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$263	$184	$700	$538

Non-GAAP adjustments
Currency diversification strategy, net	(1)	(6)	(5)	(1)
Mark-to-market on investments[2]	(11)	(3)	(15)	10
Income tax effect of above adjustments[3]	3	2	5	(2)
Total non-GAAP adjustments	(9)	(8)	(15)	7
Adjusted net income available for common stockholders	$253	$176	$684	$545

Note: Amounts may not add due to rounding.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
	(in dollars)
Adjusted diluted EPS1/4
Diluted EPS - GAAP	$0.59	$0.42	$1.58	$1.24

Non-GAAP adjustments
Currency diversification strategy, net	(0.00)	(0.01)	(0.01)	(0.00)
Mark-to-market on investments[2]	(0.02)	(0.01)	(0.03)	0.02
Income tax effect of above adjustments[3]	0.01	0.01	0.02	(0.00)
Total non-GAAP adjustments	(0.02)	(0.02)	(0.03)	0.02
Adjusted diluted EPS	$0.57	$0.40	$1.55	$1.25

Diluted weighted average common shares outstanding	446,528,983	438,145,440	442,507,940	435,096,780

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•	We define adjusted diluted EPS as adjusted net income available for common stockholders divided by the diluted weighted average number of shares outstanding for the period.
Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
2 Mark-to-market on investments represents the net mark-to-market gains (losses) on investments in equity securities that do not qualify for equity method accounting, which are measured at fair value; on our U.S. government and municipal securities portfolios, which are typically held to maturity; and on certain other investments.
3 The income tax effect is estimated using the statutory income tax rates applicable to the Company.
4 Prior period share and per share amounts have been retroactively adjusted to reflect the four-for-one forward stock split, effected in the form of a stock dividend, on June 17, 2025.